FRI-M CORPORATION

                                FOURTH AMENDMENT
                     TO CREDIT AGREEMENT AND LIMITED WAIVER


     This FOURTH AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER (this "Amendment") is dated as of July 9, 1997 and entered into by and among FRD ACQUISITION CO., a Delaware corporation ("Holdings"), FRI-M CORPORATION, a Delaware corporation ("Company"), the other Credit Support Parties (as defined in Section 4 hereof), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), BANKERS TRUST COMPANY, THE CHASE MANHATTAN BANK (formerly known as CHEMICAL BANK) and CITICORP USA, INC., as co-syndication agents for Lenders (in such capacity, each individually referred to herein as a "Co-Syndication Agent" and collectively as "Co-Syndication Agents"), and CREDIT LYONNAIS NEW YORK BRANCH, as administrative agent for Lenders (in such capacity, "Administrative Agent"), and is made with reference to that certain Credit Agreement dated as of May 23, 1996, by and among Holdings, Company, Lenders, Co-Syndication Agents and Administrative Agent, as amended by the First Amendment to Credit Agreement, Guaranties and Certain Collateral Documents dated as of July 1, 1996, the Second Amendment to Credit Agreement, Guaranties and Certain Collateral Documents dated as of November 19, 1996, the Third Amendment to Credit Agreement dated as of March 7, 1997, and the Consent dated as of March 7, 1997 (as so amended, the "Credit Agreement"), and to other Loan Documents. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                    RECITALS

     WHEREAS, Loan Parties and Lenders desire to (i) amend the Credit Agreement in connection with the reorganization and restructuring of FCI and Flagstar and
(ii) make certain other amendments as set forth below; and

     WHEREAS, Company has requested that Lenders waive Company's compliance with clause (ii) of subsection 8.15(iv) of the Credit Agreement (prior to it being amended by Section 1 hereof) and Lenders are willing, subject to the terms and conditions set forth herein, to waive under certain limited circumstances Company's compliance with clause (ii) of subsection 8.15(iv) of the Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


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     Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

     1.1 Amendments to Section 1: Provisions Relating to Defined Terms

     A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

     "'Form S-4' means FCI's Form S-4 Amendment No. 3 to Registration Statement, Registration No. 333-23875, as filed with the Securities and Exchange Commission on June 2, 1997, and the Prospectus contained therein dated as of June 5, 1997.

     'Reorganization Plan' means the Debtors' Joint Plan of Reorganization for FCI and Flagstar, substantially in the form contained in the Form S-4, filed with the United States Bankruptcy Court for the District of South Carolina or such other Bankruptcy Court as FCI and Flagstar shall select, including all exhibits and schedules annexed thereto or referred therein.

     'Reorganization Plan Effective Date' means the date on which the Reorganization Plan becomes effective (after having been confirmed by the applicable bankruptcy court) in accordance with its terms.

     'Reorganized Flagstar' means Flagstar Corporation, a Delaware corporation, as successor by merger of Flagstar into FCI, with FCI surviving, which survivor is immediately renamed as 'Flagstar Corporation' or such other name as shall be determined by the Board of Directors of FCI.

     'Reorganized Flagstar Credit Agreement' means that certain credit agreement which becomes effective as of the Reorganization Plan Effective Date among Flagstar and the lenders party thereto, and any agreements related thereto, as such credit agreement or such related agreement may be amended from time to time after the Reorganization Plan Effective Date to the extent permitted under subsection 8.15.

     'Reorganized Flagstar Indenture' means that certain indenture dated as of the Reorganization Plan Effective Date between Flagstar and the trustee party thereto relating to Flagstar's senior notes described in the Form S-4 and issued pursuant to the Reorganization Plan, and any notes and agreements related thereto, as such indenture, notes and agreements may be amended from time to time after the Reorganization Plan Effective Date to the extent permitted under subsection 8.15."

     B. Subsection 1.1 of the Credit Agreement is hereby further amended by (1) inserting immediately after the end of clause (iii) in the definition of "Material Flagstar Agreements" the phrase "(iv) the Reorganized Flagstar Credit

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Agreement, (v) the Reorganized Flagstar Indenture," and (2) renumbering clauses
(iv), (v) and (vi) therein as clauses (vi), (vii) and (viii), respectively.


     1.2 Amendments to Section 5: Representatives and Warranties

     Subsection 5.8 of the Credit Agreement is hereby amended by adding at the end thereof the following:

          "E. The agreements described in clauses (iv), (v), (vi) and (vii) of the definition of Material Flagstar Agreements are the only Material Flagstar Agreements in effect on the Reorganization Plan Effective Date (after giving effect to the Reorganization Plan). Company has delivered to Lenders complete and correct copies of each such agreement and of all exhibits and schedules thereto. Each of Holdings, Company and Company's Subsidiaries is, and has been designated as, an 'Unrestricted Subsidiary' under, and as defined in, the Reorganized Flagstar Credit Agreement and the Reorganized Flagstar Indenture and the Board of Directors of Reorganized Flagstar has made such designation, if required. As of the Reorganization Plan Effective Date (after giving effect to the Reorganization Plan), each of the Flagstar Credit Agreement, the Flagstar Indenture and the FCI Intercompany Note has been terminated and are of no force and effect. Neither the Reorganized Flagstar Credit Agreement nor the Reorganized Flagstar Indenture has provisions applicable to Holdings, Company or any of Company's Subsidiaries or provisions relating to 'Unrestricted Subsidiaries' (as defined therein) applicable to Holdings, Company or any of Company's Subsidiaries, in each case which are more adverse to, or more restrictive with respect to, Holdings, Company or any of Company's Subsidiaries in any material respect than the corresponding provisions contained in the Flagstar Credit Agreement as in effect on the Closing Date (in the case of the Reorganized Flagstar Credit Agreement) or either of the Flagstar Indentures described in clauses (i) and (iv) of the definition thereof as in effect on the Closing Date (in the case of the Reorganized Flagstar Indenture). The execution, delivery or performance of the Reorganized Flagstar Credit Agreement, the Reorganized Flagstar Indenture and any other agreement entered into by Reorganized Flagstar pursuant to or in connection with the Reorganization Plan and the consummation of the transactions contemplated thereby and the consummation of the Reorganization Plan, do not and will not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any of the Loan Documents, the Holdings Note Indenture or any other Contractual Obligations of any Loan Party.

     1.3 Amendments to Section 8: Events of Default

     A. Subsection 8.11 of the Credit Agreement is hereby amended by deleting clauses (i), (ii), (iii) and (iv) therein in their entirety and substituting the following therefor:

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          "(i) Any Person or any two or more Persons acting in concert (other than KKR, GTO, Loomis Sayles & Company, Inc., Magten Asset Management Corporation and Moore Capital Management, Inc. and their respective Affiliates) shall have acquired (x) beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of Reorganized Flagstar (or other Securities convertible into such Securities) representing 35% or more of all Voting Stock of Reorganized Flagstar, or
     (y) by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of Reorganized Flagstar or (ii) Holdings shall cease at any time to be a direct wholly-owned Subsidiary of Reorganized Flagstar"

     B. Subsection 8.11 of the Credit Agreement is hereby further amended by renumbering clauses (v), (vi) and (vii) therein as clauses (iii), (iv) and (v) respectively.

     C. Subsection 8.15 of the Credit Agreement is hereby amended by deleting the first paragraph of such subsection 8.15 in its entirety and substituting the following therefor:

          "8.15 Matters Relating to Material Flagstar Agreements.

          At any time after the Closing Date, (i) any of Holdings, Company or any of Company's Subsidiaries shall fail at any time to be an 'Unrestricted Subsidiary' under, and as defined in, the Reorganized Flagstar Credit Agreement, the Reorganized Flagstar Indentures and any other Material Flagstar Agreement executed and delivered after the Closing Date; or (ii) Reorganized Flagstar or any Affiliate of Reorganized Flagstar shall enter into a new Material Flagstar Agreement (a) which has provisions applicable to Holdings, Company or any of Company's Subsidiaries or provisions relating to 'Unrestricted Subsidiaries' (as defined therein) applicable to Holdings, Company or any of Company's Subsidiaries, in each case which are more adverse to, or more restrictive with respect to, Holdings, Company or any of Company's Subsidiaries in any material respect then the corresponding provisions contained in the Flagstar Credit Agreement or any Flagstar Indenture as in effect on the Closing Date or (b) under which any of Holdings, Company or any of Company's Subsidiaries is not designated as an 'Unrestricted Subsidiary' (as defined therein); or (iii) Reorganized Flagstar, or any Affiliate of Reorganized Flagstar that is a party to the Reorganized Flagstar Credit Agreement, the Reorganized Flagstar Indenture or any other Material Flagstar Agreement in effect on the Closing Date or that is entered into after the Closing Date shall agree to any material amendment to, or otherwise change any material rights relating to, any provisions thereof applicable to Holdings, Company or any of Company's Subsidiaries or any
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     provisions thereof relating to 'Unrestricted Subsidiaries' (as defined therein) applicable to Holdings, Company or any of Company's Subsidiaries, if the effect of any such amendment or change, together with all other amendments and changes made, is more adverse to, or more restrictive with respect to, Holdings, Company or any of Company's Subsidiaries or to Lenders in any material respect; or (iv) Reorganized Flagstar or any other Affiliate of Reorganized Flagstar shall breach or default under any Material Flagstar Agreement relating to Indebtedness or Contingent Obligations in an individual principal amount of $10,000,000 or more or with an aggregate principal amount of $10,000,000 or more, (x) if such breach or default results from the failure to pay principal at final maturity or (y) if the effect of such breach or default is to cause that Indebtedness or Contingent Obligation to become or be declared due and payable prior to its maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both or otherwise); or (v) the Reorganization Plan shall be unwound, reversed or otherwise rescinded in whole or in part for any reason:"

     1.4 Omnibus Amendments to the Credit Agreement.

     A. The Credit Agreement is hereby amended by deleting each reference to "FCI, Flagstar" or "Flagstar, FCI" and substituting "Reorganized Flagstar" therefor: (1) in clause (vi) in the definition of "Material Flagstar Agreements" in subsection 1.1 of the Credit Agreement; and (2) in subsection 6.13 of the Credit Agreement.

     B. The Credit Agreement is hereby further amended by deleting each reference to "Flagstar" and substituting "Reorganized Flagstar" therefor in the following definitions in subsection 1.1 of the Credit Agreement: (1) clause (vi) in the definition of "Material Flagstar Agreements"; (2) "Permitted Franchise Agreement"; (3) "Permitted Management Fee"; and (4) "Restricted Junior Payment".

     C. The Credit Agreement is hereby further amended by deleting the reference to "FCI" and substituting "Reorganized Flagstar" therefor (1) in subsection 6.3B of the Credit Agreement; and (2) in clause (iii)(b) of subsection 7.5 of the Credit Agreement.


     Section 2. LIMITED WAIVER

     2.1 Waiver of Certain Event of Default.

     Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Company and the other Loan Parties contained herein, Lenders hereby waive compliance with the provisions of clause (ii) of subsection 8.15(iv) of the Credit Agreement to the extent, and only to the extent,

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necessary to permit FCI and Flagstar to file a voluntary bankruptcy petition under Chapter 11 of the Bankruptcy Code (the "Petition") on or before July 31, 1997 with the United States Bankruptcy Court for the District of South Carolina or such other United States bankruptcy court as FCI and Flagstar shall select (the "Bankruptcy Court") in connection with the filing of the Debtors' Joint Plan of Reorganization for FCI and Flagstar (such plan of reorganization, together with all exhibits and schedules annexed thereto or referred therein, being referred to herein as the "Reorganization Plan"), substantially in the form contained in FCI's Form S-4 Amendment No. 3 to Registration Statement, Registration No. 333-23875, as filed with the Securities and Exchange Commission on June 2, 1997, and the Prospectus contained therein dated as of June 5, 1997 (the "Form S-4"); provided that:

          (i) prior to the filing of the Petition, the Reorganization Plan shall have been accepted either by (x) all of the Classes of Claims or Interests that are Impaired (as each such term is defined in the Form S-4) in accordance with the requirements set forth in Chapter 11 of the Bankruptcy Code or (y) sufficient Classes of Claims or Interests that are Impaired (as each such term is defined in the Form S-4) for a confirmation of the Reorganization Plan pursuant to the "cramdown" provisions set forth in
     Section 1129(b) of the Bankruptcy Code;

          (ii) not more than thirty (30) Business Days after the filing of the Petition, FCI and Flagstar shall file the Reorganization Plan with the Bankruptcy Court;

          (iii) the Reorganization Plan (x) prior to its filing in accordance with the immediately preceding clause (ii) of this proviso shall not deviate from the form contained in the Form S-4 in any material respect adverse to Holdings, Company or Lenders and (y) after its filing but prior to it becoming effective in accordance with its terms shall not be modified in any material respect adverse to Holdings, Company or Lenders;

          (iv) the Bankruptcy Court shall enter an Order of Confirmation confirming the Reorganization Plan within one hundred twenty (120) days after the filing of the Petition;

          (v) the Reorganization Plan shall become effective in accordance with its terms not more than one hundred eighty (180) days after the filing of the Petition; and

          (vi) the Bankruptcy Court shall not (x) enter any order disapproving any material portion of the Reorganization Plan which would be adverse to Holdings, Company or Lenders, (y) appoint a trustee under Chapter 11 of the Bankruptcy Code or convert such voluntary bankruptcy into a bankruptcy under Chapter 7 of the Bankruptcy Code during such one hundred

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     twenty (120) day period, or (z) terminate at any time FCI's and Flagstar's exclusivity period.

     2.2 Limitation of Waiver.

     Without limiting the generality of the provisions of subsection 11.6 of the Credit Agreement, the waiver set forth above shall be limited precisely as written and relates solely to the noncompliance by Company with the provisions of clause (ii) subsection 8.15(iv) of the Credit Agreement in the manner and to the extent described above, and nothing in this Amendment shall be deemed to:

          (a) constitute a waiver of compliance by Company with respect to (i) clause (ii) of subsection 8.15(iv) of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein (whether relating to the filing of the Petition in connection with the filing of the Reorganization Plan or otherwise); or

          (b) prejudice any right or remedy that Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Waiver) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

     Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.


     Section 3. CONDITIONS TO EFFECTIVENESS

     3.1 Effectiveness of Section 1.

                 Section 1 of this Amendment shall become effective only upon the prior or concurrent satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Amendment Effective Date"):

     A. On or before the Amendment Effective Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders) the following, each, unless otherwise noted, dated the Amendment Effective Date:

          1. Resolutions of its Board of Directors of each of Holdings and Company approving and authorizing the execution, delivery, and performance of this Amendment, certified as of the Amendment Effective Date

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     by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          2. Signature and incumbency certificates of the officers of each of Holdings and Company certified by its corporate secretary or assistant secretary; and

          3. Counterparts of this Amendment executed by Requisite Lenders and each of the other parties hereto.

     B. On or before the Amendment Effective Date, Company shall have delivered to Administrative Agent an Officer's Certificate of Company certifying as to (and attaching thereto) each of the following, each of which shall be in form and substance satisfactory to Administrative Agent:

          1. Copies of the Reorganized Flagstar Credit Agreement and the Reorganized Flagstar Indenture, together with any schedules and exhibits thereto, which shall contain provisions, in form and substance satisfactory to Agent, designating Holdings and each of its Subsidiaries as an "Unrestricted Subsidiary" under the Reorganized Flagstar Credit Agreement and the Reorganized Flagstar Indenture; and

          2. Copy of the Order of Confirmation confirming the Reorganization Plan, which Reorganization Plan terminates the Flagstar Credit Agreement, the Flagstar Indentures and the FCI Intercompany Note.

     C. On or before the Amendment Effective Date, the reorganization of FCI and Flagstar, including without limitation the merger of Flagstar into FCI, shall have taken place and the Reorganization Plan shall have become effective substantially in accordance with the description of the Reorganization Plan set forth in the Form S-4 and the Reorganization Plan Effective Date shall have occurred, and Company shall deliver to Agent an Officers' Certificate to such effect.

     D. On or before the Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

     3.2 Effectiveness of Section 2.


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     Section 2 of this Amendment shall become effective only upon the prior or concurrent satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Waiver Effective Date"):

     A. On or before the Waiver Effective Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders) the following, each, unless otherwise noted, dated the Waiver Effective Date:

          1. Signature and incumbency certificates of the officers of each of Holdings and Company certified by its corporate secretary or assistant secretary; and

          2. Counterparts of this Amendment executed by Requisite Lenders and each of the other parties hereto.

     B. On or before the Waiver Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.


     Section 4. REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each of Holdings, Company and each other Loan Party party hereto represents and warrants to each Lender that the following statements are true, correct and complete:

          A. Corporate Power and Authority. Each Loan Party party hereto has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated hereby and each of Holdings, Company and each other Loan Party party hereto has all requisite corporate power and authority to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as further amended by this Amendment (the "Amended Agreement").

          B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Holdings, Company and each of the other Loan Parties party hereto, as the case may be.

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          C. No Conflict. The execution and delivery by each Loan Party party hereto of this Amendment and the performance by such Loan Party of this Amendment and the performance by Holdings and Company of the Amended Agreement and the consummation of the Reorganization Plan and the transactions contemplated thereby do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Holdings or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under the Holdings Note Indenture or the Holdings Note or any other Contractual Obligation of Holdings or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries.

          D. Governmental Consents. The execution and delivery by each Loan Party party hereto of this Amendment and the performance by such Loan Party of this Amendment and the performance by Holdings and Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

          E. Binding Obligation. This Amendment has been duly executed and delivered by each Loan Party party hereto and this Amendment and the Amended Agreement are the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement and the Amended Credit Agreement (including the representations and warranties set forth in Section 1.2 of this Amendment) are and will be true, correct and complete in all material respects on and as of the Waiver Effective Date (with respect to the Credit Agreement only) and the Amendment Effective Date (with respect to the Credit Agreement and Amended Credit Agreement) to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.


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          G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.


     Section 5. ACKNOWLEDGEMENT AND CONSENT

     Company is a party to certain Collateral Documents, in each case as amended through the Amendment Effective Date, pursuant to which Company has created Liens in favor of Administrative Agent on certain Collateral to secure the Obligations. Each of the other Loan Parties party hereto is a party to certain Collateral Documents, the Subsidiary Guaranty or the Holdings Guaranty, in each case as amended through the Amendment Effective Date, pursuant to which each such Loan Party has (i) guarantied the Obligations and (ii) created Liens in favor of Administrative Agent on certain Collateral to secure the obligations of such Loan Party under the Subsidiary Guaranty or the Holdings Guaranty, as the case may be. The Loan Parties party hereto are collectively referred to herein as the "Credit Support Parties", and the Collateral Documents, the Subsidiary Guaranty and the Holdings Guaranty are collectively referred to herein as the "Credit Support Documents".

     Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement, the Collateral Documents and Guaranties and this Amendment and consents to the further amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

     Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the other Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such

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representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     Each Credit Support Party (other than Holdings and Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.


     Section 6. MISCELLANEOUS

     A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

          (i) On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

          (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

     B. Fees and Expenses. Company acknowledges that all reasonable costs, fees and expenses as described in subsection 11.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

     C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.


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     D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE
PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment (other than the provisions of Section 1, which shall become effective upon the satisfaction of each of the conditions set forth in Section 3.1 hereof and other than the provisions of Section 2, which shall become effective upon the satisfaction of the conditions set forth in Section
3.2 hereof) shall become effective upon the execution of a counterpart hereof by Requisite Lenders and each of the other parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.


                  [Remainder of page intentionally left blank]

                                FOURTH AMENDMENT
                                 EXECUTION COPY

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                       FRD ACQUISITION CO.


                                       By: ____________________________

                                       Title: _________________________


                                       FRI-M CORPORATION


                                       By: ____________________________

                                       Title: _________________________


                                       FRI-FRD CORPORATION


                                       By: ____________________________

                                       Title: _________________________


                                       CFC FRANCHISING COMPANY


                                       By: ____________________________

                                       Title: _________________________


                                       FRI-J CORPORATION


                                       By: ____________________________

                                       Title: _________________________


                                       JOJOS RESTAURANTS, INC.


                                       By: ____________________________

                                       Title: _________________________

                                       JOJOS CALIFORNIA FAMILY RESTAURANTS,
                                       INC.


                                       By: ____________________________

                                       Title: _________________________


                                       COCO'S RESTAURANTS, INC.


                                       By: ____________________________

                                       Title: _________________________


                                       FRI-C CORPORATION


                                       By: ____________________________

                                       Title: _________________________


                                       CARROWS RESTAURANTS, INC.


                                       By: ____________________________

                                       Title: _________________________


                                       CARROWS CALIFORNIA FAMILY
                                       RESTAURANTS, INC.


                                       By: ____________________________

                                       Title: _________________________



                                       FRI-DHD CORPORATION


                                       By: ____________________________

                                       Title: _________________________

                                       FAR WEST CONCEPTS, INC.


                                       By: ____________________________

                                       Title: _________________________


                                       FRI-NA CORPORATION


                                       By: ____________________________

                                       Title: _________________________


LENDERS:                               CREDIT LYONNAIS NEW YORK BRANCH,
                                       individually and as Administrative Agent


                                       By: ____________________________

                                       Title: _________________________


                                       BANKERS TRUST COMPANY, individually
                                       and as Co-Syndication Agent


                                       By: ____________________________

                                       Title: _________________________


                                       THE CHASE MANHATTAN BANK
                                       (formerly known as CHEMICAL BANK),
                                       individually and as Co-Syndication Agent


                                       By: ____________________________

                                       Title: _________________________


                                       CITICORP USA, INC., individually and
                                       as Co-Syndication Agent


                                       By: ____________________________

                                       Title: _________________________